EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Financial Corporation
Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (registration statement numbers 333-111802, 333-105723, 333-61452, 333-44078 and 333-69481) of Sterling Financial Corporation, of our report dated January 28, 2005, relating to the consolidated financial statements and the effectiveness of Sterling Financial Corporation’s internal control over financial reporting, which appears in this Form 10-K.

BDO Seidman, LLP

Spokane, Washington
March 14, 2005

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